UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Agreements with Certain Officers

Effective December 31, 2013, First Financial Bancorp (the “Company”) amended and restated the Executive Supplemental Savings Agreement (the “Supplemental Savings Agreement”) between the Company and Claude E. Davis, President and Chief Executive Officer of First Financial Bancorp. The Supplemental Savings Agreement was designed to supplement 401(k) plan benefits above the IRS statutory limits. The amendment provides that no additional credits will be provided under the Supplemental Savings Agreement after December 31, 2013. Existing credits under the Supplemental Savings Plan will continue to be credited with earnings and losses and be distributed in accordance with the terms of the Supplemental Savings Agreement.

The foregoing description of the Supplemental Savings Agreement is qualified in its entirety by reference to the Supplemental Savings Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01    Exhibits.

(d)	Exhibits:

10.1	Executive Supplemental Savings Agreement between First Financial Bancorp and Claude E. Davis, President and Chief Executive Officer dated December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Anthony M. Stollings
Anthony M. Stollings
Executive Vice President, Chief Financial Officer
and Chief Administrative Officer

Date:	January 7, 2014

Form 8-K                                First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

10.1	Executive Supplemental Savings Agreement between First Financial Bancorp and Claude E. Davis, President and Chief Executive Officer dated December 31, 2013.